                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              __________________

                                Amendment No. 1
                                       on
                                  Form 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              __________________

                              RF Monolithics, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                     75-1638027
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                      4441 Sigma Road, Dallas, Texas 75244
         (Address of principal executive offices, including (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form releates to the registration of class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
 . . . . . . . . . (if applicable)

Securities to be registered pursuant to  Section 12(b) of the Act:  None
                                                                    ----

Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Share Purchase Rights
                               (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     A description of the Preferred Share Purchase Rights previously registered is contained in Item 5 of the Registrant's Form 8-K Current Report filed with the Securities and Exchange Commission on December 28, 1994 in connection with the Registrant's registration statement on Form 8-A filed on December 30, 1994. Such description is incorporated herein by reference.

     This Amendment is being filed to amend the Registrant's original Form 8-A filed on December 30, 1994 to include the First Amendment to the Rights Agreement, dated August 14, 1996, and the Second Amendment to the Rights Agreement, dated December 11, 2000.

     On August 14, 1996, the Registrant approved the First Amendment to Rights Agreement (the "First Amendment), which amended a Rights Agreement dated as of December 20, 1994 (the "Rights Agreement") between the Registrant and The First National Bank of Boston, as Rights Agent. The First Amendment provides a limited exemption for Kopp Investment Advisors, Inc., from the provisions in the Rights Agreement which become exercisable upon any person becoming a Beneficial Owner of 15% or more of the voting shares of the Registrant. The First Amendment provides that Kopp Investment Advisors, Inc., may beneficially own up to 20% of the voting shares of the Registrant without resulting in the rights set forth in the Rights Agreement becoming exercisable.

     A description of the First Amendment was previously filed in Item 5 of the Registrant's Form 8-K Current Report with the Securities and Exchange Commission on August 29, 1996.

     On December 11, 2000, the Registrant approved the Second Amendment to the Rights Agreement (the "Second Amendment") between the Registrant and Fleet National Bank, f/k/a BankBoston, N.A., f/k/a The First National Bank of Boston, as Rights Agent. The Second Amendment provides a limited exemption for Orin Hirschman from the provisions in the Rights Agreement which become exercisable upon any person becoming a Beneficial Owner of 15% or more of the voting shares of the Registrant. The Second Amendment provides that Orin Hirschman may beneficially own up to 16.6% of the voting shares of the Registrant without resulting in the rights set forth in the Rights Agreement becoming exercisable.

Item 2.   Exhibits

          Exhibit            Description
          -------            -----------
          1                  Specimen Right Certificate (1)

          2.1 Rights Agreement, dated as of December 20, 1994 between Registrant and The First National Bank of Boston, with exhibits (1)

          2.2 First Amendment to Rights Agreement, dated as of August 14, 1996 between Registrant and

          Exhibit            Description
          -------            -----------

                             The First National Bank of Boston (2)

          2.3 Second Amendment to Rights Agreement, dated as of December 11, 2000 between Registrant and Fleet National Bank (3)


(1) Previously filed as an exhibit to the Form 8-K filed December 29, 1994, and incorporated herein by reference.

(2) Previously filed as an exhibit to the Form 8-K filed December 19, 1996, and incorporated herein by reference.

(3)  Filed as an exhibit to this Amendment to Registration Statement on Form 8-
     A/A.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              RF MONOLITHICS, INC.



Date: January 12, 2001        By:  /s/ James P. Farley
                                   -----------------------------------
                                   James P. Farley
                                   Vice President, Controller and Secretary